[Logo]	EXPLORATION
Loan Agreement	DRILLING
INTERNATIONAL

between

Dieter Thiemann
Pöppelmannstrasse 4
33428 Harsewinkel
as the lender

and

EDI Exploration Drilling International GmbH
Goethestrasse 61
45721 Haltern am See

as the borrower

1.	The lender grants the borrower a loan in the amount of Euro 8,000.

2.	The loan will be paid out on 31/12/2004.

3.	The interest on the loan will be 7%. The interest will be credited to the borrower’s loan account at the end of a calendar year.

4.	The loan may be repaid at any time, including in partial amounts. The outstanding balance of the loan is due at the latest on 31/12/2009.

Harsewinkel, on 13/12/2004.

Signature
Borrower Signature	Lender

EDI Exploration Drilling International GmbH	Dieter Thiemann

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